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                                                                   EXHIBIT 23.5

                                  CONSENT OF
                      MORGAN STANLEY & CO. INCORPORATED

                                                June [   ], 1997


Nextel Communications, Inc.
1505 Farm Credit Drive
McLean, Virginia 22102


Dear Sirs:

        We hereby consent to the inclusion in the Registration Statement of Nextel Communications, Inc. ("Nextel") on Form S-4, with respect to the shares of Class A Common Stock, par value $.001 per share of Nextel, of our opinion letter appearing as Appendix B to the Proxy Statement/Prospectus which is part of the Registration Statement, and to the references to our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                Very truly yours,


                                MORGAN STANLEY & CO. INCORPORATED

                                By:
                                   -------------------------------
                                   [Name]
                                   [Title]